UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2023

SCWORX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of Principal Executive Offices)

(844) 472-9679

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	WORX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2023, the Board of Directors appointed Vincent M. Matozzo, an individual, as an independent member of the Board of Directors, effective immediately, as a result of Mr. Matozzo’s having successfully passed a background check. Mr. Matozzo was named chair of the Nominating and Corporate Governance Committee, and a member of the Compensation Committee and Audit Committee of the Board of Directors. There are no family relationships between any director or executive officer of the Company and Mr. Matozzo.

Mr. Matozzo is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no agreement, arrangement or understanding pursuant to which Mr. Matozzo was selected as a director. Mr. Matozzo will receive consideration for his services on the Board of Directors consistent with the formal compensation policy for independent members of the Board of Directors.

Mr. Matozzo is an innovative strategist and leader recognized for driving results through effective supply chain strategies and product innovation. He is a dynamic leader who drives change and delivers results for clients, corporations, and consortiums. He is passionate about automating processes and delivering a superior customer experience while enabling teams. Mr. Matozzo is a subject matter expert in Lean and Agile process modeling, with experience in all aspects of pre-award modeling to post-award monitoring, requisitioning to reimbursement- including data visualization and procurement. He has expertise in technical execution and supply chain innovation and enjoys deploying initiatives in technology development to continuously improve interoperability and operations. Mr. Matozzo is a featured speaker and expert in supply chain organizational development and business continuity. He is skilled in designing and implementing innovative business models that produce dramatic results. Mr. Matozzo has served in various supply chain capacities across manufacturing, aerospace, and healthcare at organizations including Yale New Haven Health, Vizient, and NYU Langone Health.

On August 18, 2023, the board of directors (the “Board of Directors”) of SCWorx Corp. (the “Company”) received the resignation of John Ferrara, as an independent, outside director of the Company. Mr. Ferrara resigned for personal reasons. Mr. Ferrara did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices. The Board of Directors accepted Mr. Ferrara’s resignation with immediate effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2023

SCWorx Corp.

By:	/s/ Timothy A. Hannibal
Name:	Timothy A. Hannibal
Title:	Chief Executive Officer

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